                                                                     EXHIBIT 11
                                                                     PAGE 1 OF 3

                          ALEXANDER ENERGY CORPORATION

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                               For the Twelve Months Ended                     For the Twelve
                                        -----------------------------------------------------   Months Ended
                                        March 31,   June 30,     September 30,   December 31,    December 31,
                                        ---------   --------     -------------   ------------  --------------
1994:
Weighted average common and
 common equivalent shares:
 Common stock outstanding from
  beginning of period . . . . . . .     11,715,504   11,715,504    11,715,504     12,161,476
 Common stock issued. . . . . . . .              -            -       355,715         37,916
 Common stock equivalents . . . . .        516,483      454,584             -              -
                                        ----------   ----------  ------------   ------------
                                        12,231,987   12,170,088    12,071,219     12,199,392
                                        ==========   ==========  ============   ============

Weighted average shares (sum of quarters above divided by four). . . . . . . . . . . . . . . .   12,168,172
                                                                                               ============
Net income (loss) applicable to
 common stock:
 Income (loss) before extraordinary
  item. . . . . . . . . . . . . . .     $  945,560   $  490,440  $ (1,945,558)  $ (1,784,664)  $ (2,294,222)
 Gain on extraordinary item . . . .              -            -             -      1,051,760      1,051,760
                                        ----------   ----------  ------------   ------------   ------------
 Net income (loss) applicable to
  common stock . . . . . . . . . . .    $  945,560   $  490,440  $ (1,945,558)  $   (732,904)  $ (1,242,462)
                                        ==========   ==========  ============   ============   ============
Income (loss) per common and
 common equivalent share:
 Income (loss) before gain on
   extraordinary item . . . . . . . .   $      .08   $      .04  $       (.16)  $       (.15)  $       (.19)
 Gain on extraordinary item  . . . .              -            -             -            .09            .09
                                        ----------   ----------  ------------   ------------   ------------
 Net income (loss) per common
  share . . . . . . . . . . . . . . .   $      .08   $      .04  $       (.16)  $       (.06)  $       (.10)
                                        ==========   ==========  ============   ============   ============

                         ALEXANDER ENERGY CORPORATION

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                 YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                                     For the Twelve Months Ended              For the Twelve
                                        ----------------------------------------------------   Months Ended
                                        March 31,     June 30,   September 30,  December 31,   December 31,
                                        ---------     --------   -------------  ------------  --------------
1993:
Weighted average common and
  common equivalent shares:
  Common stock outstanding from
    beginning of period . . . . . .     6,329,028    9,357,908    9,551,341    11,336,674
  Common stock issued . . . . . . .       937,810      137,052      490,921         4,678
  Common stock equivalents  . . . .           ---      738,393      854,822       855,579
                                        ---------   ----------   ----------    ----------

                                        7,266,838   10,233,353   10,897,084    12,196,931
                                        =========   ==========   ==========    ==========

Weighted average shares (sum of quarters above divided by four). . . . . . . . . . . .  . . . 10,148,552
Net income (loss) applicable to                                                               ==========
  common stock:
  Income (loss) before loss on
    extraordinary item and cumulative
    effect of accounting change . . .   $(514,245)  $1,690,613   $  859,501    $  538,719     $2,574,588
  Dividend on preferred stock, if not
    converted   . . . . . . . . . . .     (19,273)      (9,000)      (8,384)          ---        (36,657)
                                        ---------   ----------   ----------    ----------     ----------

  Income (loss) before loss on
    extraordinary item and cumulative
    effect of accounting change . . .    (533,518)   1,681,613      851,117       538,719      2,537,931

  Loss on extraordinary item    . . .         ---     (510,000)         ---           ---       (510,000)
  Cumulative effect of accounting
    change  . . . . . . . . . . . . .     425,000          ---          ---           ---        425,000
                                        ---------   ----------   ----------    ----------     ----------

  Net income (loss) applicable to
    common stock  . . . . . . . . . .   $(108,518)  $1,171,613   $  851,117    $  538,719     $2,452,931
                                        =========   ==========   ==========    ==========     ==========
Income (loss) per common and common
  equivalent shares:
  Income (loss) before cumulative
    effect of accounting change and
    extraordinary item  . . . . . . .   $    (.07)  $      .16   $      .08    $      .04     $      .25

  Loss on extraordinary item  . . . .         ---         (.05)         ---           ---           (.05)
  Cumulative effect of accounting
    change  . . . . . . . . . . . . .         .06          ---          ---           ---            .04
                                        ---------   ----------   ----------    ----------     ----------

  Net income (loss) per common
    share   . . . . . . . . . . . . .   $    (.01)  $      .11   $      .08    $      .04     $      .24
                                        =========   ==========   ==========    ==========     ==========


                          ALEXANDER ENERGY CORPORATION

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                               For the Twelve Months Ended                     For the Twelve
                                        -----------------------------------------------------   Months Ended
                                        March 31,   June 30,     September 30,   December 31,    December 31,
                                        ---------   --------     -------------   ------------  --------------
1992:
Weighted average common and
 common equivalent shares:
 Common stock outstanding from
  beginning of period  . . . . . . .     4,628,613    4,636,011      5,535,012     5,537,928
 Common stock issued . . . . . . . .             -      906,440            824             -
 Preferred stock, if convened  . . .             -            -              -       333,333
 Common stock equivalents  . . . . .             -            -              -       156,927
                                        ----------   ----------     ----------    ----------
                                         4,628,613    5,542,451      5,535,836     6,028,188
                                        ==========   ==========     ==========    ==========

Weighted average shares (sum of quarters above divided by four). . . . . . . . . . . . . . . .  5,433,722
                                                                                               ==========
Net income (loss) applicable to
 common stock:
 Income (loss) before discontinued
  operations . . . . . . . . . . . .    $ (187,808)  $  (92,791)    $  235,429    $  587,424   $  542,254
 Dividend on preferred stock, if
  not converted  . . . . . . . . . .       (43,437)     (43,437)       (43,437)      (30,820)    (161,131)
                                        ----------   ----------     ----------    ----------   ----------

 Income (loss) before discontinued
  operations . . . . . . . . . . . .      (231,245)    (136,228)       191,992       556,604      381,123
                                        ==========   ==========     ==========    ==========   ==========
 Loss from discontinued
  operations . . . . . . . . . . . .             -            -       (681,142)            -     (681,142)
                                        ----------   ----------     ----------    ----------   ----------
 Net income (loss) applicable to
  common stock . . . . . . . . . . .    $ (231,245)  $ (136,228)    $ (489,150)   $  556,604   $ (300,019)


Income (loss) per common and
 common equivalent share:
 Income (loss) before discontinued
  operations   . . . . . . . . . . .    $     (.05)  $     (.02)    $      .03    $      .09   $      .07
 Loss from discontinued operations .             -            -           (.12)            -         (.13)
                                        ----------   ----------     ----------    ----------   ----------
 Net income (loss) per common
  share  . . . . . . . . . . . . . .    $     (.05)  $     (.02)    $     (.09)   $      .09   $     (.06)
                                        ==========   ==========     ==========    ==========   ==========